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                             EXHIBITS 5 and 23(b)

                            ______________________

                                                              May 29, 1997

The Board of Directors
Ralston Purina Company
Checkerboard Square
St. Louis, Missouri 63164

Gentlemen:

     I am Vice President, General Counsel and Assistant Secretary of Ralston Purina Company. I have acted as counsel to the Company in connection with the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on May 29, 1997, for the purpose of registering under the Securities Act of 1933, $400,000,000 aggregate principal amount of the Company's debt securities, including debt securities exchangeable at maturity for securities of the Company or another issuer, that may be sold from time to time pursuant to Rule 415 of the Securities and Exchange Commission. In that capacity, I have examined such matters of fact and law as I have deemed necessary or appropriate for the purpose of this opinion.

     Based on the foregoing examination, I am of the opinion that the Indenture incorporated by reference in the Registration Statement has been duly executed by the parties thereto, and that when debt securities in any of the forms filed as exhibits to the Registration Statement shall have been duly authorized and executed by the Company pursuant to the terms of the Indenture, and such debt securities have been duly authenticated in accordance with the Indenture and duly delivered to and paid for by the purchasers thereof, the debt securities will constitute valid and binding obligations of the Company.

     The undersigned hereby consents to the filing of this Opinion as Exhibit
(5) to said Registration Statement, and to its use and to the reference to the undersigned under the heading "Legal Opinion" in the said Registration Statement.

                                        Very truly yours,



                                        James M. Neville
                                        Vice President, General Counsel
                                        and Assistant Secretary